Exhibit (d)(5)

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine
Eligibility of a Trustee Pursuant to
Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368 I.R.S. Employer Identification No.
800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)
Karen R. Beard U.S. Bank National Association One Federal Street — 10th Floor Boston, MA 02110 (617) 603-6565 (Name, address and telephone number of agent for service)
New Mountain Finance Corporation (Issuer with respect to the Securities)
New York (State or other jurisdiction of incorporation or organization)	27-2978010 (I.R.S. Employer Identification No.)
787 Seventh Avenue — 48th Floor New York, New York (Address of Principal Executive Offices)	10019 (Zip Code)

Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1.    GENERAL INFORMATION. Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

        Comptroller of the Currency
        Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

        Yes

Item 2.    AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

            None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee.*

  2.
  A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

  3.
  A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

  4.
  A copy of the existing bylaws of the Trustee.**

  5.
  A copy of each Indenture referred to in Item 4. Not applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

  7.
  Report of Condition of the Trustee as of March 31, 2020 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*
Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**
Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 18th of May, 2020.

By:	/s/ KAREN R. BEARD Karen R. Beard Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, February 24, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today,

December 10, 2019, I have hereunto

subscribed my name and caused my seal of

office to be affixed to these presents at the

U.S. Department of the Treasury, in the City

of Washington, District of Columbia.

CURRENCY BUREAU
SEAL
OF THE
Comptroller
OF THE
CURRENCY
TREASURY DEPARTMENT

Joseph Otting

Comptroller of the Currency

Exhibit 6
CONSENT

          In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 18, 2020

By:	/s/ KAREN R. BEARD Karen R. Beard Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2020
($000's)

3/31/2020
Assets
Cash and Balances Due From Depository Institutions	$46,699,020
Securities	122,149,987
Federal Funds	2,807
Loans & Lease Financing Receivables	316,711,655
Fixed Assets	9,075,777
Intangible Assets	12,477,802
Other Assets	26,012,043

Total Assets	$533,129,091
Liabilities
Deposits	$405,823,094
Fed Funds	1,428,527
Treasury Demand Notes	0
Trading Liabilities	1,392,214
Other Borrowed Money	55,078,404
Acceptances	0
Subordinated Notes and Debentures	3,850,000
Other Liabilities	14,338,298

Total Liabilities	$481,910,537
Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	36,132,907
Minority Interest in Subsidiaries	800,532

Total Equity Capital	$51,218,554
Total Liabilities and Equity Capital	$533,129,091